MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES JOINT VENTURE BETWEEN SMC GROUP AND SANLAM INVESTMENTS

New York – September 16, 2008 – Millennium India Acquisition Company, Inc. (“MIAC”) (NASDAQ: SMCG) today announced that SMC Group has entered into joint venture agreements (JV) with Sanlam Investments, the investment arm of South African financial services firm, Sanlam Group. The agreement between the parties calls for setting up two new businesses in India – a wealth management company and an asset management company. Both will be well placed to take advantage of the immense growth opportunities in India.

Founded in 1918, Sanlam Group is the second largest listed financial services group in South Africa, with a market capitalization of $7.7 billion (December 2007), and with total assets under management and administration of $77.8 billion.

S.C. Aggarwal, Chairman and managing director, SMC said, "I am as elated as all my colleagues in SMC Group and Sanlam Group are about this landmark deal. SMC is currently the fourth largest IPO distributor in the retail category in India and we are also the fourth largest in terms of trading terminals. Our customer base exceeds 400,000 – and this is growing at 10,000 new accounts per month. Following this JV, the Indian financial services space will see the further rise and transformation of SMC from our position as one of the largest securities brokerage house into a well diversified financial company, with enormous global reach and intellectual know-how in line with international best practices.”

The deal was made possible through an equity acquisition into the SMC group of companies, including warrants, which will ultimately create a 5% equity stake for Sanlam Investments in SMC Group. The total financial investment by Sanlam Investments on this joint venture with SMC, as the warrants are exercised and the new businesses are capitalised, is expected to be in the region of USD 47 million. (For convenience, the exchange rate used is $1 = Rs 45.79, as of September 16 2008). Initially, Sanlam will invest Rs 103 crore (approximately $22.5 million), with the option to increase its investment to a total of Rs 215 crore (approximately $47 million), at an enterprise valuation for SMC Group of Rs 3,100 crore (approximately $677 million).

Johan van der Merwe, CEO of Sanlam Investments says, “This is the first step in our India investment strategy and a springboard for further expansion into the continent. For us it is a bold step into one of the biggest markets in the world and a transaction that is in line with our international expansion strategy of furthering our business scope into promising markets outside of South Africa. SMC is a young and vibrant business with a large client base catering to all classes of investors. Although SMC is well known for its extensive pan-India experience, its personal touch and easy accessibility to investors across the country impressed us.”

Van der Merwe adds, “Our projections show that if we capture only between 2 and 5 per cent of the expected $1 trillion market by 2015, our business in India could contribute a significant portion to group profits.”

Mahesh C. Gupta, Vice Chairman and managing director, SMC said, “Consistent with our strategy, this partnership enables us to focus on our client and distribution strengths and we will be able to leverage off Sanlam’s recognised strengths in asset management product knowledge, global reach and governance processes. This is an excellent opportunity to establish a leading presence in India — a strategic priority for us — and to accelerate our growth. In addition, the JV will allow us to expand our product range with new high-quality investment products and provide a framework in which we can develop a true asset management culture for our investment activities."

SMC and Sanlam have applied for regulatory approvals needed for the twin businesses, after which the transaction would be completed, and the companies would launch their products.

F. Jacob Cherian, Chairman and CEO of MIAC said, “Wealth management is an exciting new market opportunity in India. Boston Consulting Group research projects managed assets in India to grow from $170 billion to over $1 trillion by 2015. We firmly believe that the individually strong brands of SMC and Sanlam, coupled with the experienced teams, will set new standards in the financial services space in India and contribute enormously to the success of this new venture in tapping this opportunity."

Suhel Kanuga, President and CFO of MIAC said, “This transaction ratifies our belief in the core strength of the SMC Group franchise, its experienced leadership team, and the large growth potential in India. Despite the global turmoil in the financial markets, the Indian economy which is largely driven by domestic consumption, continues to grow at impressive levels. In fact, the Business Standard in India reported on September 1 this year, that 15 of the top 20 pension funds in the world have registered in India over the last 7 or 8 months alone, indicating that India remains an attractive investment destination.”

About Sanlam Group

The Sanlam Group, established 1918, is the second largest financial services group in South Africa, with a market capitalization of $7.7 billion (December 2007), and with total assets under management and administration of $77.8 billion.

Apart from South Africa, Sanlam Group has offices and businesses elsewhere in Africa in Botswana, Zambia, Ghana, Tanzania, Kenya, Nigeria and Namibia as well as in the U.K., New York, Switzerland, Luxembourg, Dublin, India and Australia. The group employs about 11,000 people, excluding advisors, across these countries.

Sanlam Group offers its financial services under four business clusters – retail, investments, short-term insurance and corporate. The group also provides risk management and structured product solutions and associated capital market activities for the South African Savings Industry, Public Sector Enterprises and Corporates. The group also invests in independent entities and intermediary businesses in the financial services industry.

Sanlam Investments, the investment arm of Sanlam Group, comprises 14 specialised investment management businesses each of which is a leader in its area. Key businesses include, Sanlam Investment Management, which is the group’s asset manager and Sanlam Private Investments, the private client business.

Sanlam Private Investments (SPI), is the private client portfolio managemnst and stock broking business in the Group. The Company offers asset management and a wide range of investment services to affluent individuals and other entities with investable assets of more than ZAR 1 million. SPI is a member of both the JSE Securities Exchange and the South Africa Futures Exchange. It provides a wide range of investment services, including domestic and offshore instment portfolios, stock broking and allied services. Specialized investment services like warrants and finanacial dervitave trading and capital guaranteed products, Lodon property products and lending against security of share portfolios are also offered.

SPI also partners with Pictet & Cie, a leading private bank in Switzerland, for exclusive services to Sanlam clients into Swiss investments and private banking services. Pictet has over 500 investment professionals and assets under management in excess of $300 billion. Sanlam also has a majority interest in Principal Investment Holdings U.K., and manages private client assets over $2 billion.

More information regarding Sanlam Group can be found at www.sanlam.co.za/eng.

About MIAC

As of June 30, 2008 MIAC’s principal asset is its ownership of a 14.44% equity interest in each of SMC Global Securities Limited ("SMC") and SAM Global Securities Limited ("SAM").  SMC and SAM are referred to herein as the SMC Group. More information regarding Millennium India Acquisition Company Inc. can be found at milcapital.com.

About SMC Group

Based in New Delhi, SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and distribution of mutual funds, IPOs and insurance products. For the year ended March 31, 2008, it was one of the most active trading firms in India, averaging over 250,000 trades per day and handled over $250 billion in customer transactions. SMC Group continues to grow, and has one of the largest retail investor network in India today, serving the needs of a total of 525,000 investors presently, having added 275,000 customers since March 31, 2007. The retail distribution footprint in India has expanded as well, taking the total to approximately 1,338 locations, as of June 30, 2008. Currently, SMC Group has approximately 1,800 employees and a rapidly expanding retail distribution network of more than 7,500 independent financial advisors, in over 360 cities across the India. More information regarding the SMC Group can be found at www.smcindiaonline.com.

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Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Federal securities laws about MIAC, SMC Group and the Sanlam Group. Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of MIAC to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes", "belief," "expects," 'intends," "anticipates," "plans," or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in MIAC 's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Additionally, any information about SMC Group is provided by SMC Group and any financial information of SMC Group is prepared by SMC Group and derived from financial statements prepared in accordance with U.S. generally accepted accounting principles. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended. Further, any information about Sanlam Group is provided by Sanlam Group and any financial information about Sanlam Group is prepared by Sanlam Group. Such financial information does not conform to the requirements of Regulation S-X under the Securities Act of 1933, as amended.  Statements included in this press release are based upon information known to MIAC as of the date of this press release, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

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